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  Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE4
                                                     Payment Date   2/25/2004

Servicing Certificate                         Group 1
Beginning Pool Balance                             103,978,258.21
Beginning PFA                                                0.00
Ending Pool Balance                                 99,217,025.60
Ending PFA Balance                                              -
Principal Collections                                4,609,832.66
Principal Draws                                                 -
Net Principal Collections                            4,609,832.66
Active Loan Count                                           3,407

Interest Collections                                   788,205.40

Weighted Average Net WAC Rate                            3.79749%
Substitution Adjustment Amount                               0.00

                 Beginning          Ending                                          Interest Security
Term Notes        Balance          Balance        Factor     Principal   Interest   Shortfalls  %         Coupon
Class A-1                  0.00           0.00    0.0000000         0.00       0.00     0.00    0.00%         0.000%
Class A-2         40,934,044.27  38,960,195.35    0.2597346 1,973,848.92 129,538.72     0.00    6.37%         3.797%
Class A-3                  0.00           0.00    0.0000000         0.00       0.00     0.00    0.00%         3.950%
Class A-4                  0.00           0.00    0.0000000         0.00       0.00     0.00    0.00%         4.530%
Class A-5         55,989,856.26  53,290,012.66    0.6302334 2,699,843.60 177,183.91     0.00    8.72%         3.797%
Notional IO Class 61,129,000.00  61,129,000.00    1.0000000         0.00 407,526.67     0.00    0.00%         8.000%
Certificates         -                -             -            -             0.00    -        -           -

Beginning Overcollateralization Amount               7,054,357.68
Overcollateralization Amount Increase (Decrease)       (87,540.09)
Outstanding Overcollateralization Amount             6,966,817.59
Required Overcollateralization Amount                7,641,187.50

Credit Enhancement Draw Amount                               0.00
Unreimbursed Prior Draws                                     0.00


                                                                                    Number      Percent
                                                          Balance                  of Loans    of Balance
Delinquent Loans (30 Days)*                          1,171,529.78                     41         1.18%
Delinquent Loans (60 Days)*                            450,091.94                     18         0.45%
Delinquent Loans (90 Days)*                            247,293.64                     8          0.25%
Delinquent Loans (120 Days)*                           154,418.59                     8          0.16%
Delinquent Loans (150 Days)*                           164,655.10                     6          0.17%
Delinquent Loans (180+ Days) *                         198,004.31                     7          0.20%
Foreclosure                                            500,855.17                     16         0.50%
REO                                                     18,403.68                     1          0.02%
Bankruptcy                                           3,095,035.10                    107         3.12%

*Delinquency Figures Do Not include Bankruptcy, Foreclosure, and REO.

                                                                    Percent of
                                               Liquidation To-Date Pool Balance
                                              --------------------
                                              --------------------
Beginning Net Loss Amount                            1,902,658.14
Current Month Loss Amount                              151,399.95
Current Month Recoveries                                   212.76
                                              --------------------
                                              --------------------
Ending Net Loss Amount                               2,053,845.33     1.98%

                                               Recovery To-Date
                                              --------------------
                                              --------------------
Beginning Recovery Amount                               97,488.65
Current Month Recovery Amount                              212.76
                                              --------------------
                                              --------------------
Ending Recovery Amount                                  97,701.41

                                                Special Hazard                      Fraud      Bankruptcy
                                              --------------------               --------------------------
                                              --------------------               --------------------------
Beginning Amount                                             0.00                        0.00         0.00
Current Month Loss Amount                                    0.00                        0.00         0.00
Ending Amount                                                   -                           -            -

Extraordinary Event Losses                                   0.00
Excess Loss Amounts                                          0.00

Capitalized Interest Account
Beginning Balance                                            0.00
Withdraw relating to Collection Period                       0.00
Interest Earned (Zero, Paid to Funding Account)              0.00
To Close Account - Balance due GMAC                          0.00
                                              --------------------
                                              --------------------
Total Ending  Balance as of Payment Date                     0.00
Interest earned for Collection Period                        0.00
Interest withdrawn related to prior Collection Period        0.00


Prefunding Account
Beginning Balance                                            0.00
Additional Purchases during Revolving Period                 0.00
Excess of Draws over Principal Collections                   0.00
To Close Account - Balance due Noteholders                   0.00
                                              --------------------
                                              --------------------
Total Ending Balance as of Payment Date                      0.00
Interest earned for Collection Period                        0.00
Interest withdrawn related to prior Collection Period        0.00

Cuurent Month Repurchases Units                                 0
Cuurent Month Repurchases ($)                                   -
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